Exhibit 32.2

Beacon Enterprise Solutions Group, Inc.

CERTIFICATION OF PERIODIC REPORT
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
18 U.S.C. Section 1350

The undersigned executive officer of Beacon Enterprise Solutions Group, Inc. (the “Company”) certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

  the quarterly report on Form 10-Q of the Company for the quarter ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 23, 2009	/s/ Robert R. Mohr
Robert R. Mohr
Principal Financial Officer